SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act

Date of Report (Date of earliest event reported): October 1, 2002

Burlington Northern Santa Fe Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(I.R.S. Employer Identification No.

2650 Lou Menk Drive, Fort Worth, Texas 76131-2830
(Address of Principal Executive Offices) (Zip Code)

(817) 352-4813
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, If Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibits Index included herewith.

Item 9.    Regulation FD Disclosure.

On October 1, 2002, Burlington Northern Santa Fe announced in a press release that it will be decreasing its expected rate of return on pension assets and provided other guidance. The press release is attached as Exhibit 99.1 and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION (Registrant)

Date: October 1, 2002	By:	/s/ THOMAS N. HUND
(Signature) Thomas N. Hund Executive Vice President and Chief Financial Officer

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Burlington Northern Santa Fe Corporation press release dated October 1, 2002.